Exhibit 99.1

Aptevo Therapeutics and Alligator Bioscience Announce Data from Phase 1 ALG.APV-527 Monotherapy Trial Showing 60% of Evaluable Patients Achieved Stable Disease in Solid Tumor Study

Early Data Indicate Clinical Activity in Patients with Multiple Solid Tumor Types

Prolonged stable disease lasting >11 months demonstrated in Breast Cancer Patient

Favorable Pharmacokinetics, Safety and Tolerability Observed

Data Presented at the European Society of Medical Oncology on September 14, 2024

SEATTLE WA and LUND, SWEDEN / ACCESSWIRE / September 16, 2024 / Aptevo Therapeutics ("Aptevo") (Nasdaq: APVO) and Alligator Bioscience AB ("Alligator") (ATORX) today announced positive interim data from the dose escalation phase of their Phase 1 trial evaluating ALG.APV-527 for the treatment of solid tumors likely to express the tumor antigen 5T4. The results, which include clinical activity, safety, tolerability outcomes, pharmacokinetics and pharmacodynamics were presented in a poster session on Saturday, September 14, 2024, at the European Society for Medical Oncology (ESMO) Annual Congress in Barcelona, Spain.

ALG.APV-527, is a first-in-class bispecific antibody that targets 4-1BB and the tumor antigen 5T4. The compound is being evaluated in a multi-center, dose escalation trial that has 18 patients included in the safety analysis. These patients received multiple, prior rounds of therapy for the treatment of solid tumor types. The trial is approaching full enrollment and interim results include:

Clinical Activity/Efficacy

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Nine of 15 efficacy evaluable patients (60%) have a best overall response to date of stable disease (SD)
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The longest SD duration was in a breast cancer patient who entered the study with progressive disease, achieved stable disease and remained on study for >11 months. This patient successfully transitioned to a higher dose level twice
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One colon cancer patient with sustained SD remains on study for more than four months

Safety and Tolerability

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ALG.APV-527 demonstrated positive safety and tolerability across all cohorts
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A maximum tolerated dose has not been identified

Evidence of favorable pharmacokinetics and biological activity of ALG.APV-527

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ALG.APV-527 could be measured in all patients with serum concentration of ALG.APV-527 consistent with the administered dose and preclinical predictions.

Biomarker analyses confirm biological activity of ALG.APV-527

“4-1BB has been a target of interest - though with excess toxicity - for decades, and novel bispecific approaches like this will enable us to maximize anti-tumor immunity while limiting the systemic toxicity concerns that have plagued this key immune costimulatory receptor. With this backdrop, these Phase 1 interim results are very encouraging, with ALG.APV-527 showing a positive safety profile with 60% of evaluable patients achieving stable disease, meaning not progressing for variable time frames including one breast cancer patient being treated with monotherapy on study with SD for more than 11 months. We are excited to see signs of clinical activity, underscoring the potential of the drug to benefit patients with solid tumors in the clinical setting, supported by a positive safety and tolerability profile," stated Thomas Marron, MD, PhD, Professor in Immunology & Immunotherapy and in Medicine, Hematology and Medical Oncology at Icahn School of Medicine at Mount Sinai, participating Investigator of the trial.

Trial Overview
The ALG.APV-527 Phase 1 trial is a multi-center, multi-cohort, open-label dose-escalation trial that includes administration of ALG.APV-527 in up to six escalating dose levels in a 3+3 design*. The trial is enrolling adult patients with multiple solid tumor types/histologies likely to express the 5T4 antigen. ALG.APV-527 will be given intravenously once every two weeks. The trial is assessing the safety and tolerability, pharmacokinetics, pharmacodynamics and preliminary anti-tumor activity of ALG.APV-527.

*The 3+3 design proceeds in cohorts of three patients treated at increasing dose levels. Dose escalation stops when at least two out of three or six patients experience dose limiting toxicities (DLTs) at that dose level.

About ALG.APV-527
ALG.APV-527 is a bispecific conditional 4-1BB agonist, only active upon simultaneous binding to 4-1BB and 5T4. This has the potential to be clinically important because 4-1BB can stimulate the immune cells (antitumor-specific T cells and NK cells) involved in tumor control, making 4-1BB a particularly compelling target for cancer immunotherapy. 5T4 is an oncofetal tumor associated antigen overexpressed on numerous solid tumors including non-small-cell lung carcinoma (NSCLC), breast, head and neck, cervical, renal, gastric, and colorectal cancer.

Preclinical studies, highlighting the differentiated design of the molecule that minimizes systemic immune activation, allowing for highly efficacious tumor-specific responses as demonstrated by potent activity in preclinical models, has been published in the peer-reviewed publication, Molecular Cancer Therapeutics, a journal of the American Association for Cancer Research (AACR).

About Aptevo Therapeutics

Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on developing novel bispecific immunotherapies for the treatment of cancer. Aptevo is seeking to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

About Alligator Bioscience

Alligator Bioscience AB is a clinical-stage biotechnology company developing tumor-directed immuno-oncology antibody drugs. Alligator’s portfolio includes several promising drug candidates, with the CD40 agonist mitazalimab as its key asset. Furthermore, Alligator is co-developing ALG.APV-527 with Aptevo Therapeutics Inc., several undisclosed molecules based on its proprietary technology platform, Neo-X-Prime™, and novel drug candidates based on the RUBY™ bispecific platform with Orion Corporation. Out-licensed programs include AC101/HLX22, in Phase 2 development, by Shanghai Henlius Biotech Inc. and an undisclosed target to Biotheus Inc.

Alligator Bioscience’s shares are listed on Nasdaq Stockholm (ATORX) and is headquartered in Lund, Sweden. For more information, please visit alligatorbioscience.com.

For additional information, please contact:

Aptevo Therapeutics
Miriam Weber Miller
Aptevo Therapeutics
IR@apvo.com or millerm@apvo.com
+1 (206) 859 6629

Alligator Bioscience
Corporate

Søren Bregenholt, CEO

soren.bregenholt@alligatorbiosciene.com
+46 46-540 82 00

Media
Sam Cage

Cohesion Bureau

sam.cage@cohesionbureau.com
 +45 24 37 63 42

Investors
Frank Hoerning Andersen

Cohesion Bureau

frank.hoerning@cohesionbureau.com
+45 25 66 86 02

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety and tolerability of its therapeutic candidates and potential use of any such candidates as therapeutics for treatment of disease, whether preclinical studies will be indicative of later stage studies or clinical trials, whether biomarker analyses will continue to confirm biological activity of ALG.APV-527, whether higher dose ranges will result in increased signs of clinical activity, whether further study of ALG.APV-527 across a cross section of multiple tumor types will continue to show clinical benefit, whether Aptevo’s final trial results will vary from its preliminary or interim assessments, the possibility and timing of preliminary or interim data readouts for ALG.APV-527, statements related to the progress of and enthusiasm for Aptevo’s clinical programs, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, and any other statements containing the words “may,” “continue to,” “believes,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID-19), geopolitical risks, including the current war between Russia and Ukraine and the war between Israel and Hamas, and macroeconomic conditions such as economic uncertainty, rising inflation and interest rates, increased market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on

Form 10-K for the fiscal year ended December 31, 2023, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.